                                                                 EXHIBIT 4.2

     REGISTERED                                                  REGISTERED

     NUMBER
     RU



                                 NEW TMC INC.
                       71/4% DEBENTURE DUE MARCH 1, 2013


                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                               CUSIP 887364 AA 5


NEW TMC INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

71/4%                                                                    71/4%
 DUE                                                                      DUE
MARCH 1,                                                                MARCH 1,
2013                                                                      2013

, or registered assigns, the principal sum of

on March 1, 2013, and to pay interest thereon, at the rate of 71/4% per annum, from January 30, 1995 or from the most recent date to which interest has been paid or duly provided for. Interest is payable on March 1 and September 1 of each year through March 1, 2013, beginning March 1, 1995. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on February 15 and August 15 respectively (whether or not such date is a Business Day) and at maturity to the person to whom principal is payable. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, and the City of Los Angeles, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,
                                                                    --------
however, that payment of interest may be made at the option of the Company by
- -------
check drawn on a bank doing business in the State of California and mailed from the State of California to the address of the person entitled thereto as such address shall appear on the Note Register. The Company may also appoint additional paying agents.

  This Debenture is one of a duly authorized issue of 71/4% Debentures due March 1, 2013, of the Company (the "Debentures"), which have been issued under and are governed by the terms of an Indenture between the Company and First Interstate Bank of California as Trustee, dated as of January 30, 1995 (the "Indenture").

  The provisions of this Debenture are continued on the reverse hereof and the provisions there set forth shall for all purposes have the same effect as though fully set forth at this place.

  Unless the certificate of authentication hereon has been executed by or on behalf of First Interstate Bank of California, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in the City of Los Angeles, State of California.

DATE:

 TRUSTEE'S CERTIFICATE OF AUTHENTICATION                       NEW TMC INC.
This is one of the Notes referred to in          Attest:             By
the within mentioned Indenture.
   FIRST INTERSTATE BANK OF CALIFORNIA,
                          as Trustee


By                                      [SEAL]


                    Authorized Signatory      /s/ O. Jean Williams
                                              ---------------------------------
                                              Secretary

                                              /s/ Robert F. Erburu
                                              ---------------------------------
                                              Chairman of the Board

                                 NEW TMC INC.

  This Debenture is one of a duly authorized issue of Notes of the Company designated as its 71/4% Debentures due March 1, 2013 (the "Debentures"), limited in aggregate principal amount to $150,000,000, all issued or to be issued under an Indenture dated as of January 30, 1995 (the "Indenture"), between the Company and First Interstate Bank of California, Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

  The Debentures of this series are not redeemable prior to maturity. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of 662/3% in aggregate principal amount of the Debentures at the time Outstanding as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Debentures, by written consent to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Note Register of the Company, upon surrender of this Debenture for transfer at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and City of Los Angeles, State of California, or such other office or agency as the Company may maintain for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Company may also designate additional offices or agencies for such transfer.

  As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Company, the Trustee and any agent of the Company or of the Trustee may treat the person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice or knowledge to the contrary.

  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
                                   ___________________

  The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                      UNIF GIFT MIN ACT - ......... Custodian  ...........
TEN ENT  -  as tenants by the entireties                                    (Cust)               (Minor)
JT TEN   -  as joint tenants with right of                                under Uniform Gifts to Minors
            survivorship and not as tenants                               Act .......................
            in common                                                                (State)

    Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT

 FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________

_______________________________________

- --------------------------------------------------------------------------------
     (Name and Address of Assignee, including zip code, must be printed or typewritten.)

- --------------------------------------------------------------------------------
the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

- ---------------------------------------------------------------------- Attorney
to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:
                                        ----------------------------------------
                                               NOTICE: The signature to this
                                        assignment must correspond with the name as it appears upon the face of the within Debenture in every particular without alteration or enlargement or any change whatever.
SIGNATURE GUARANTY

Signature(s) must be guaranteed by
an eligible guarantor institution
which is a participant in a Securities
Transfer Association recognized
program.



By:
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